AMENDMENT NO. 2

TO THE THIRD AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

AIM INTERNATIONAL MUTUAL FUNDS

(INVESCO INTERNATIONAL MUTUAL FUNDS)

This Amendment No. 2 (the “Amendment”) to the Third Amended and Restated Agreement and Declaration of Trust of AIM International Mutual Funds (Invesco International Mutual Funds) (the “Trust”) amends, effective February 28, 2017, the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of October 26, 2016, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to add Class R6 Shares to Invesco Asia Pacific Growth Fund, Invesco European Growth Fund and Invesco Global Small & Mid Cap Growth Fund;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of February 28, 2017.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM INTERNATIONAL MUTUAL FUNDS

(INVESCO INTERNATIONAL MUTUAL FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Asia Pacific Growth Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares Institutional Class Shares

Invesco European Growth Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R6 Shares Class T Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco Global Growth Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class T Shares Class Y Shares Institutional Class Shares

Invesco Global Opportunities Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Institutional Class Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Global Small & Mid Cap Growth Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares Institutional Class Shares

Invesco Global Responsibility Equity Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco International Companies Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco International Core Equity Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco International Growth Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Institutional Class Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Select Opportunities Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Institutional Class Shares”